As filed with the Securities and Exchange Commission on May 2, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

IDAHO	91-0538859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311
Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☒

Securities Act Registration Statement file number to which this form relates: 333-134992

Securities to be registered pursuant to Section 12(g) of the Act: Warrants

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Warrants of Mines Management, Inc. (the “Company”) to be registered hereunder, reference is made to the information set forth under the captions “Description of Units – Warrants” and “Material U.S. Federal Tax Considerations” in the Prospectus Supplement dated April 16, 2007 filed pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-134992), declared effective by the Securities and Exchange Commission on June 27, 2006, as supplemented by the Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

See exhibit index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   May 1, 2007.

MINES MANAGEMENT, INC.

By:	/s/ James H. Moore
Name: James H. Moore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1*	Amended and Restated Articles of Incorporation of Mines Management, Inc., dated November 10, 1998, with Articles of Amendment dated October 6, 2003 and Articles of Amendment dated August 3, 2005.

3.2	Bylaws of Mines Management, Inc., incorporated by reference to the Company’s Registration Statement on Form 10-SB/A (File No. 0-29786) filed with the SEC on February 11, 1999.

4.1**	Warrant Agreement dated April 16, 2007, between Mines Management, Inc., Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., including Form of Warrant as Exhibit A thereto.

*

Incorporated by reference from the Company’s Registration Statement on Form S-3 (File No. 333-134992), as amended, which was initially filed with the Securities and Exchange Commission on June 12, 2006.

**	Incorporated by reference from the Company’s Current Report on Form 8-K filed on April 20, 2007.